Exhibit 99.1

Verano Surpasses 50 Dispensary Milestone with the Opening of MÜV Fort Myers Cypress and MÜV Sarasota Main, Raising Florida Footprint to 51 Locations Statewide

●	MÜV Fort Myers Cypress is located at 7010 Cypress Terrace, located off Tamiami Trail, a busy thoroughfare that sees an average daily traffic of 52,500[1] vehicles
●	MÜV Sarasota Main is located at 1618 Main Street, located in Sarasota’s historic downtown district
●	Verano’s active operations span 13 states, comprised of 103 dispensaries and 13 cultivation and processing facilities with more than 1 million square feet of cultivation capacity

CHICAGO, July 8, 2022 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the openings of MÜV Fort Myers Cypress and MÜV Sarasota Main, on Saturday, July 9, the Company’s 50th and 51st Florida dispensaries and 103rd nationwide. Both MÜV Fort Myers Cypress, located at 7010 Cypress Terrace, and MÜV Sarasota Main, located at 1618 Main Street, are open Monday through Saturday from 9 a.m. to 7 p.m. and Sunday from 11 a.m. to 5 p.m., local time.

According to Florida’s Office of Medical Marijuana Use, there are currently over 734,000 qualified medical cannabis patients in the state. Florida medical cannabis sales are projected to potentially reach $2.5 billion by 2026, as reported by MJBiz Factbook 2022.

“Opening our third MÜV location in Fort Myers and second in Sarasota, and surpassing our 50th MÜV dispensary milestone in Florida, is an exciting achievement for Verano, our team, and the Florida medical marijuana community,” said John Tipton, President of Verano. “We have witnessed incredible growth in the Florida medical marijuana patient population and are excited to provide more paitients with our premium cannabis products through our growing retail footprint. We’re grateful for our incredible team members and patients for helping us surpass this milestone, and look forward to a bright future ahead in the Sunshine State.”

As a demonstration of their commitment to provide a convenient and reliable experience for Florida patients, MÜV dispensaries feature online menus for effortless browsing of their extensive, award-winning product selection, including the Company’s signature Verano Reserve flower line. For additional convenience and accessibility, patients can choose to order ahead at muvfl.com or through the MÜV mobile application available in the Google Play and Apple App stores for express in-store pickup.

MÜV offers one-on-one virtual and in-store consultations at no cost to the patient. MÜV’s comprehensive product selection includes edibles, chocolates and lozenges, flower, pre-rolls, an array of vaporizer pens, concentrates, metered-dose inhalers, topicals and oral sprays; along with patented encapsulation formulations in its EnCaps™ capsules, tinctures, 72-hour transdermal patches and transdermal gels.

For more information about MÜV Fort Myers Cypress and MÜV Sarasota medical cannabis dispensaries, visit muvfl.com.

1 Florida Department of Transportation

About Verano

Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of premium, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, Avexia™, Encore™, and MÜV™. Verano’s portfolio encompasses 14 U.S. states, with active operations in 13, including 13 production facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MÜV™, delivering a superior cannabis shopping experience in both medical and adult-use markets. Learn more at www.verano.com.

Contacts:

Media

Verano

Grace Bondy

Manager, Communications

Grace.Bondy@verano.com

Investors

Verano

Julianna Paterra, CFA

Director, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release contains certain “forward-looking information” within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. The forward-looking information and forward-looking statements contained herein include, but are not limited to, statements or information with respect to the Company’s operations. Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein, including, without limitation, the risk factors discussed in the Company’s publicly available filings on SEDAR at www.sedar.com. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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